Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
RHBT Financial Corporation


We consent to the use in this Registration Statement on Form S-3 of our report dated January 10, 2002, which appears on page F-2 of the annual report on Form 10-K of RHBT Financial Corporation for the year ended December 31, 2001, and the reference to our Firm under the caption "Financial Statements" in the Prospectus.



                                    /s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

Columbia, South Carolina
March 22, 2002